   ========================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 1, 1998
                                                        -----------------


                             UNITED RENTALS, INC.
                     UNITED RENTALS (NORTH AMERICA), INC.

          (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)


                   ----------------------------------------

         Delaware                        1-14387                 06-1522496
         Delaware                        1-13663                 06-1493538
    ----------------------------------------------------------------------------
    (State or Other Jurisdiction  (Commission file Numbers)    (IRS Employer
       of Incorporation)                                    Identification Nos.)


    Four Greenwich Office Park, Greenwich, Connecticut           06830
    ----------------------------------------------------------------------------
       (Address of Principal Executive Offices)                (Zip Code)


       Registrants' telephone number, including area code (203) 622-3131
                                                          --------------

   ========================================================================

   Item 2.  Acquisition or Disposition of Assets
            ------------------------------------
        On September 1, 1998, United Rentals, Inc. (the "Company") acquired the equipment rental businesses of McClinch Inc. and Subsidiaries and McClinch Equipment Services, Inc. (collectively, "McClinch"). This acquisition was effected by United Rentals (North America), Inc., a subsidiary of the Company, acquiring all of the outstanding stock of each of the aforementioned companies. McClinch is an equipment rental company and operates eight rental locations in six states: Connecticut (1), Delaware (1), Maryland (1), New Jersey (2), New York (1) and Virginia (2). McClinch primarily leases the land and buildings comprising its rental locations.


        The aggregate consideration paid by the Company in respect of the acquisition described above was $96.1 million. The consideration for the acquisition was determined through arms-length negotiations between the Company and the former owners of the business acquired. The Company funded the aggregate consideration paid from borrowings under the Company's revolving credit facility.


   Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
             ------------------------------------------------------------------
   (a) Financial Statements of Businesses Acquired



   The following financial statements are included herein:

   I. Consolidated Financial Statements of McClinch, Inc. and Subsidiaries Report of Independent Accountants
       Consolidated Balance Sheets - January 31, 1998 and April 30, 1998
        (unaudited)
       Consolidated Statements of Income and Retained Earnings for the Year
        Ended January 31, 1998 and for the Three Months Ended April 30, 1997 and 1998(unaudited)
       Consolidated Statements of Cash Flows for the Year Ended January 31, 1998
        and for the Three Months Ended April 30, 1997 and 1998 (unaudited)
       Notes to Consolidated Financial Statements


   II. Financial Statements of McClinch Equipment Services, Inc.

       Report of Independent Accountants
       Balance Sheets - December 31, 1997 and June 30, 1998 (unaudited)
        Statements of Income and Retained Earnings for the year ended
        December 31, 1997 and for the Six Months Ended June 30, 1997 and 1998 (unaudited)
       Statements of Income and Retained Earnings for the year ended December
        31, 1997 and for the Six Months Ended June 30, 1997 and 1998 (unaudited) Statements of Cash Flows for the Year Ended December 31, 1997 and for the
        Six Months Ended June 30, 1997 and 1998 (unaudited)
       Notes to Financial Statements

(b) Pro Forma Financial Information

The following pro forma financial information is included herein:

I. Pro Forma Consolidated Financial Statements of United Rentals, Inc. Introduction
    Pro Forma Consolidated Balance Sheet - June 30, 1998 (unaudited) Pro Forma Consolidated Statements of Operations for the Year Ended
        December 31, 1997, and the Six Months Ended June 30, 1998. Notes to Pro Forma Consolidated Financial Statements.

(c) Exhibits

    10 Share Pruchase Agreement dated July 30, 1998 among United Rentals (North America), Inc. and the parties listed therein for all of the outstanding shares of McClinch, Inc. (Incorpored by reference to Exhibit 10(dd) of the Registration Statement on Form S-4 filed by United Rentals, Inc., Registration No. 333-63171)

    10.1 Share Purchase Agreement dated July 30, 1998 among United Rentals (North America), Inc. and the parties listed therein for all of the outstanding shares of McClinch Equipment Services, Inc. (Incorporated by reference to Exhibit 10(ll) of the Registration Statement on Form S-4 filed by United Rentals, Inc., Registration No. 333-63171).

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of September, 1998.


                                UNITED RENTALS, INC.



                                By:     Michael J. Nolan
                                    -------------------------------
                                    Name:  Michael J. Nolan
                                    Title:  Chief Financial Officer

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 15th day of September, 1998.


                                UNITED RENTALS (NORTH AMERICA), INC.



                                By:     Michael J. Nolan
                                    -------------------------------
                                    Name:  Michael J. Nolan
                                    Title:  Chief Financial Officer

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of McClinch, Inc.:

  We have audited the accompanying consolidated balance sheet of McClinch Inc. and Subsidiaries as of January 31, 1998, and the related consolidated statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of McClinch, Inc. and Subsidiaries as of January 31, 1998, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Stamford, Connecticut
March 25, 1998

                        MCCLINCH, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                   SIX MONTHS
                                                      YEAR ENDED      ENDED
                                                      JANUARY 31,   JULY 31,
                                                         1998         1998
                                                      -----------  -----------
                                                                   (UNAUDITED)
                       ASSETS:
Cash and cash equivalents............................ $   754,000  $   697,000
Accounts receivable, less allowance for doubtful
 accounts of $106,000 and $128,000...................   4,168,000    4,697,000
Due from related parties (Note 6)....................     293,000      755,000
Inventories..........................................   1,181,000    1,276,000
Net investment in sales-type leases (Note 3).........      32,000       12,000
Property and rental equipment, net (Note 4)..........  17,249,000   21,163,000
Other assets.........................................     217,000      230,000
                                                      -----------  -----------
  Total assets....................................... $23,894,000  $28,830,000
                                                      ===========  ===========
                    LIABILITIES:
Notes payable (Note 5)............................... $10,388,000  $14,083,000
Accounts payable and accrued expenses................   1,759,000    1,334,000
Income taxes payable.................................       1,000       79,000
Deferred income taxes................................   2,476,000    2,836,000
                                                      -----------  -----------
  Total liabilities..................................  14,624,000   18,332,000
                                                      -----------  -----------
Commitments (Note 9)
                STOCKHOLDERS' EQUITY:
Common stock, no par value; authorized, issued and
 outstanding, 1,000 shares...........................      26,000       26,000
Retained earnings....................................   9,862,000   11,090,000
Treasury stock, at cost; 103 shares (Note 6).........    (618,000)    (618,000)
                                                      -----------  -----------
  Total stockholders' equity.........................   9,270,000   10,498,000
                                                      -----------  -----------
  Total liabilities and stockholders' equity......... $23,894,000  $28,830,000
                                                      ===========  ===========


   The accompanying notes are an integral part of the consolidated financial statements.

                        MCCLINCH, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                          SIX MONTHS ENDED
                                          YEAR ENDED         JULY 31,
                                          JANUARY 31,  -----------------------
                                             1998         1998         1997
                                          -----------  -----------  ----------
                                                            (UNAUDITED)
Revenues:
  Equipment rentals and service (Note
   6).................................... $18,474,000  $10,571,000  $8,306,000
  Sales..................................   4,659,000    3,188,000   2,640,000
                                          -----------  -----------  ----------
                                           23,133,000   13,759,000  10,946,000
Cost of equipment rentals and service....  11,672,000    7,154,000   5,358,000
Cost of sales............................   2,843,000    1,944,000   1,694,000
                                          -----------  -----------  ----------
    Gross profit.........................   8,618,000    4,661,000   3,894,000
Selling expenses.........................   1,484,000      788,000     629,000
General and administrative expenses......   3,136,000    1,324,000   1,111,000
                                          -----------  -----------  ----------
                                            3,998,000    2,549,000   2,154,000
Other income (expenses):
  Interest income........................     134,000       21,000      61,000
  Interest expense.......................  (1,028,000)    (483,000)   (495,000)
  Rental of property, net (Note 9).......      71,000       15,000      38,000
  Other income...........................      44,000        1,000       1,000
                                          -----------  -----------  ----------
    Income before provision for income
     taxes...............................   3,219,000    2,103,000   1,759,000
Provision for income taxes (Note 7)......   1,082,000      875,000     759,000
                                          -----------  -----------  ----------
    Net income...........................   2,137,000    1,228,000   1,000,000
Retained earnings, beginning of period...   7,793,000    9,862,000   7,793,000
Dividends paid...........................     (68,000)         --          --
                                          -----------  -----------  ----------
    Retained earnings, end of period..... $ 9,862,000  $11,090,000  $8,793,000
                                          ===========  ===========  ==========


   The accompanying notes are an integral part of the consolidated financial statements.

                        MCCLINCH, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         SIX MONTHS ENDED
                                         YEAR ENDED          JULY 31,
                                         JANUARY 31,  ------------------------
                                            1998         1998         1997
                                         -----------  -----------  -----------
                                                            (UNAUDITED)
Cash flows from operating activities:
Net income                               $ 2,137,000  $ 1,228,000  $ 1,000,000
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
  Depreciation.........................    3,387,000    1,977,000    1,623,000
  Gain on sale of property and rental
   equipment...........................   (1,313,000)    (925,000)    (663,000)
  Deferred income taxes................      328,000      360,000      308,000
                                         -----------  -----------  -----------
                                           4,539,000    2,640,000    2,268,000
  Changes in assets and liabilities:
    Accounts receivable................     (643,000)    (529,000)    (144,000)
    Due to related parties for operat-
     ing expenses......................      519,000     (310,000)    (174,000)
    Current income taxes receivable....       58,000          --        58,000
    Inventories........................     (201,000)     (95,000)     (62,000)
    Other assets.......................     (165,000)     (13,000)     (22,000)
    Accounts payable and accrued ex-
     penses............................      201,000     (425,000)    (123,000)
    Income taxes payable...............        1,000       78,000       40,000
                                         -----------  -----------  -----------
      Net cash provided by operating
       activities......................    4,309,000    1,346,000    1,841,000
                                         -----------  -----------  -----------
Cash flows from investing activities:
  Advances to related parties..........     (318,000)    (152,000)    (147,000)
  Acquisition of property and rental
   equipment...........................   (7,227,000)  (6,581,000)  (5,737,000)
  Proceeds from sale of property and
   rental equipment....................    2,292,000    1,615,000    1,370,000
  Net investment in sales-type leases..       88,000       20,000       76,000
                                         -----------  -----------  -----------
      Net cash used in investing activ-
       ities...........................   (5,165,000)  (5,098,000)  (4,438,000)
                                         -----------  -----------  -----------
Cash flows from financing activities:
  Repayments of notes payable..........   (8,040,000)  (3,764,000)  (4,383,000)
  Borrowings of notes payable..........    7,145,000    7,459,000    6,600,000
  Repayment of note payable to related
   party...............................      (41,000)         --       (41,000)
  Dividends paid.......................      (68,000)         --           --
                                         -----------  -----------  -----------
      Net cash (used in) provided by
       financing activities............   (1,004,000)   3,695,000    2,176,000
                                         -----------  -----------  -----------
      Net decrease in cash and cash
       equivalents.....................   (1,860,000)     (57,000)    (421,000)
Cash and cash equivalents, beginning of
 period................................    2,614,000      754,000    2,614,000
                                         -----------  -----------  -----------
      Cash and cash equivalents, end of
       period..........................  $   754,000  $   697,000  $ 2,193,000
                                         ===========  ===========  ===========
Supplemental disclosure of cash flow
 information:
  Cash paid during the period for:
    Interest...........................  $ 1,029,000  $   462,000  $   478,000
    Income taxes, net of refunds.......      695,000      422,000      353,000

   The accompanying notes are an integral part of the consolidated financial statements.

                        MCCLINCH, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 1998 AND 1997 IS
                                  UNAUDITED)

1. BUSINESS AND ORGANIZATION

  The accompanying consolidated financial statements include the accounts of McClinch, Inc. and its wholly-owned subsidiaries McClinch Leasing Corporation, McClinch Equipment Corporation, McClinch Crane Services, Inc. and McClinch Aviation Corporation, (the "Company").

  The Company is an exclusive dealer for JLG Industries, Inc. and Genie Industries in the State of Connecticut, metropolitan New York, Long Island, Westchester County and other counties in New York State. The Company is also an exclusive dealer for Lull Corporation in various counties in the States of Connecticut and New York. In addition, the Company has distribution agreements with other manufacturers in Connecticut and New York. The Company's revenues are derived principally from the rental of aerialift and material handling equipment and the sale of new and used equipment to a diversified customer base including contractors and other users.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation:

  The consolidated balance sheet is presented on an unclassified basis since it more properly reflects the Company's operations as a rental equipment company.

 Basis of Consolidation:

  All intercompany transactions and balances have been eliminated.

 Interim Financial Statements:

  The accompanying balance sheet at July 31, 1998, and the statements of income and retained earnings and cash flows for the six month periods ended July 31, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 Revenue Recognition:

  Operating Leases--Rental revenue is recognized over the lease term (generally less than one year) as earned.

  Sales-Type Leases--Sales are recorded at amounts equal to the present value of the minimum lease payments at the inception of the lease. The unearned interest income represents the difference between the minimum lease payments and the present value of such payments. Such interest income is recognized over the life of the lease using the interest method.

 Cash and Cash Equivalents:

  Cash and cash equivalents consist primarily of cash in banks and temporary cash investments, which consist principally of U.S. Treasury Notes, with original maturities of less than 90 days. Temporary cash investments of $144,000 as of January 31, 1998, are recorded at cost plus accrued interest which approximates market value. The Company maintains all of its cash balances in one institution. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

                        MCCLINCH, INC. AND SUBSIDIARIES

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 1998 AND 1997 IS
                                  UNAUDITED)


 Inventories:

  Inventories, consisting principally of aerialift equipment and related spare parts, are recorded at the lower of first-in, first-out cost or market.

 Property and Rental Equipment:

  Property and rental equipment, consisting principally of the Company's rental fleet of aerialift and material handling equipment, is stated at cost and is depreciated using the straight-line method over the following estimated useful lives: buildings and building improvements, 30 years; rental equipment, furniture and fixtures and computer equipment, 7 years; and vehicles, 5 years.

  Upon retirement or sale, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in income.

 Income Taxes:

  The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse.

 Estimates:

  The preparation of financial statements in confirmity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications:

  Certain amounts have been reclassified between balance sheet accounts in the current year to more properly reflect the nature of the item.

3. SALES-TYPE LEASES

  The net investment in sales-type leases consists of the following:

                                                           JANUARY 31, JULY 31,
                                                              1998       1998
                                                           ----------- --------
   Minimum lease payments receivable......................   $34,000   $13,000
     Lease, Unearned interest income......................    (2,000)   (1,000)
                                                             -------   -------
   Net investment in sales-type leases....................   $32,000   $12,000
                                                             =======   =======

  Minimum lease payments as of January 31, 1998 are receivable as follows:

     FISCAL YEAR
     -----------
         1999.......................................................... $29,000
         2000..........................................................   5,000

                        MCCLINCH, INC. AND SUBSIDIARIES

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 1998 AND 1997 IS
                                  UNAUDITED)

4. PROPERTY AND RENTAL EQUIPMENT

  Property and rental equipment consists of the following:

                                                     JANUARY 31,     JULY 31,
                                                         1998          1998
                                                     ------------  ------------
   Rental equipment................................. $ 30,965,000  $ 34,412,000
   Land.............................................      530,000       530,000
   Buildings and improvements.......................      377,000       405,000
   Vehicles.........................................    2,381,000     2,597,000
   Furniture, fixtures and computer equipment.......      528,000       630,000
                                                     ------------  ------------
                                                       34,781,000    38,574,000
     Less, Accumulated depreciation.................  (17,532,000)  (17,411,000)
                                                     ------------  ------------
       Total........................................ $ 17,249,000  $ 21,163,000
                                                     ============  ============

5. NOTES PAYABLE

  Notes payable consists of the following:

                                                         JANUARY 31,  JULY 31,
                                                            1998        1998
                                                         ----------- -----------
   Note payable to a bank syndicate bearing interest at
    LIBOR plus 1 3/4%..................................  $ 9,695,000 $13,449,000
   Note payable to Citicorp Dealer Finance bearing
    interest at 8.5%, payable in monthly installments
    of $7,839 through September 2004, including
    interest...........................................      477,000     450,000
   First mortgage to Edith Godwin on real property
    located in Bridgeport, Connecticut, bearing
    interest at 9.0%, payable in monthly installments
    of $3,066 through January 2002, including
    interest...........................................      123,000     110,000
   Notes payable to Orix Credit Alliance bearing
    interest at 8.5%, payable in monthly installments
    of $3,657 through May 2000, including interest.....       93,000      74,000
                                                         ----------- -----------
                                                         $10,388,000 $14,083,000
                                                         =========== ===========

  The Company has available a revolving line of credit with a bank syndicate totaling the lesser of $22,000,000, or an amount based on eligible accounts receivable, parts inventory, new equipment inventory, vehicles and rental equipment. The line of credit includes cross-guarantees of amounts outstanding with affiliates which amounted to approximately $17,935,000 and $23,691,000 at January 31, 1998 and July 31, 1998, respectively. The unused portion of the line of credit was $12,305,000 and $8,551,000 at January 31, 1998 and July 31, 1998, respectively. The Company pays a commitment fee of 1/4% per annum on the unused portion of the line of credit.

  The outstanding balance bears interest at a fluctuating 30-day LIBOR rate plus 1 3/4% (7.38% and 7.41% at January 31, 1998 and July 31, 1998,
respectively). The Company has the option to borrow additional funds and/or convert all or a portion of the outstanding balance to a fluctuating interest rate equal to the lender's prime rate plus 1/2% or a fixed LIBOR rate plus 1 3/4%, for 90, 180 or 360 days.

                        MCCLINCH, INC. AND SUBSIDIARIES

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 1998 AND 1997 IS
                                  UNAUDITED)

  The line of credit terminates on November 30, 1999 and extends automatically every six months unless either party gives written notice to the other. Upon termination or default, amounts outstanding under this line of credit convert to a note which is payable in at least 48 monthly installments.

  Although no fixed payments are required under the revolving credit agreement, the Company expects aggregate maturities under this agreement and other notes payable at January 31, 1998 to approximate the following:

      FISCAL YEAR
      ---------------------------------------------------------------
      1999........................................................... $2,544,000
      2000...........................................................  2,554,000
      2001...........................................................  2,536,000
      2002...........................................................  2,530,000
      2003...........................................................     78,000
      Thereafter.....................................................    146,000

  The lenders require, among other terms, that the Company and its affiliate (see Note 6) on a combined basis meet certain financial ratios and obtain approval prior to the issuing of advances or loans to stockholders or officers which exceed certain amounts, as defined.

  Substantially all of the assets of the Company have been pledged as collateral under the debt agreement.

6. RELATED PARTY TRANSACTIONS

  Due from related parties consists of the following:

                                                           JANUARY 31, JULY 31,
                                                              1998       1998
                                                           ----------- --------
   Due (to) from affiliated companies.....................  $(72,000)  $227,000
   Loans receivable from officer/stockholder..............   365,000    528,000
                                                            --------   --------
                                                            $293,000   $755,000
                                                            ========   ========

  The Company rents equipment from affiliates with common ownership under informal equipment sharing agreements for ultimate rental to customers in New York and Connecticut. In addition, the Company rents equipment to affiliates for ultimate rental to the affiliates' customers. The net expenses incurred (included in cost of equipment rentals and service) by the Company under these arrangements were $744,000 for the year ended January 31, 1998 and $598,000 and $104,000 for the six months ended July 31, 1998 and 1997, respectively. In addition, the Company provides services to affiliates in connection with their operations. The primary expenses incurred and paid by the Company, which are allocated or billed to the affiliates include salaries ($2,059,000, for the year ended January 31, 1998 and $250,000 and $416,000 for the six months ended July 31, 1998 and 1997, respectively, deducted from general and administrative expenses and $154,000 for the year ended January 31, 1998 and $-0- and $104,000 for the six months ended July 31, 1998 and 1997, respectively, deducted from selling expenses), spare parts inventory, trucking services and insurance expenses ($699,000 for the year ended January 31, 1998 and $453,000 and $408,000 for the six months ended July 31, 1998 and 1997, respectively, included in cost of equipment rentals and service).

  During fiscal year 1998, the Company purchased $243,000 ($63,000 and $146,000 during the six months ended July 31, 1998 and 1997, respectively) of used machinery and equipment from an affiliate for ultimate

                        MCCLINCH, INC. AND SUBSIDIARIES

 (ALL INFORMATION AS OF AND FOR THE THREE MONTHS ENDED JULY 31, 1998 AND 1997
                                 IS UNAUDITED)

sale to unrelated third parties. Additionally, the Company sold used machinery and equipment with a selling price of $980,000 ($611,000 and $776,000 during the six months ended July 31, 1998 and 1997, respectively) to an affiliate for ultimate sale to unrelated third parties.

  These transactions are settled in the normal course of business.

  Loans to officer/stockholder are due on demand and bear interest at the applicable federal rate (5.66%) as published by the Internal Revenue Service.

  Pursuant to a stockholders agreement between the Company and certain of its stockholders, a stockholder desiring to sell its shares of common stock must first offer them to the Company. The repurchase price is based on a formula of one and one-half times the Company's consolidated book value at the end of the fiscal year preceding the date on which the sale is made.

  Refer to Note 9 for commitments with related parties.

7. INCOME TAXES

  The components of the provision for income taxes are as follows:

                                                               SIX MONTHS ENDED
                                                   YEAR ENDED      JULY 31,
                                                   JANUARY 31, -----------------
                                                      1998       1998     1997
                                                   ----------- -------- --------
   Current:
     State and local.............................. $  232,000  $156,000 $135,000
     Federal......................................    522,000   359,000  316,000
                                                   ----------  -------- --------
                                                      754,000   515,000  451,000
   Deferred:
     State and local..............................     57,000   108,000   92,000
     Federal......................................    271,000   252,000  216,000
                                                   ----------  -------- --------
                                                      328,000   360,000  308,000
                                                   ----------  -------- --------
                                                   $1,082,000  $875,000 $759,000
                                                   ==========  ======== ========

  The components of deferred tax assets and liabilities are as follows:

                                                       JANUARY 31,   JULY 31,
                                                          1998         1998
                                                       -----------  -----------
   Deferred tax assets:
     Accounts receivable.............................. $    37,000  $    46,000
   Deferred tax liabilities:
     Property and rental equipment and other..........  (2,513,000)  (2,882,000)
                                                       -----------  -----------
                                                       $ 2,476,000  $ 2,836,000
                                                       ===========  ===========

  No valuation allowance has been recognized for deferred tax assets.

                        MCCLINCH, INC. AND SUBSIDIARIES

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 1998 AND 1997 IS
                                  UNAUDITED)

  The income tax provision differs from the provision computed at the statutory rate as follows:

                                                                   SIX MONTHS
                                                                      ENDED
                                                       YEAR ENDED    JULY 31
                                                       JANUARY 31, -------------
                                                          1998     1998    1997
                                                       ----------- -----   -----
   Federal statutory tax rate........................       34        34      34
   Tax effect of state taxes.........................        9         9       9
   Reduction for changes in enacted state tax rates..       (3)      --      --
   Cash surrender value of the insurance.............       (2)      --      --
   Certain adjustments for prior estimates...........       (4)       (1)    --
                                                           ---     -----   -----
     Provision as reported...........................       34%       42%     43%
                                                           ===     =====   =====

8. PROFIT-SHARING PLAN

  The Company participates in a profit sharing plan with its affiliates which provides for a discretionary contribution to a trust fund based on the Company's net income for the year, to be allocated to all eligible employees based on their proportional compensation. Nonunion employees are eligible for participation in the plan after the completion of one year of service, provided they have also reached age 21. After becoming eligible, employees vest at an annual rate of 20%. Discretionary contributions under the plan were $150,000 for the year ended January 31, 1998. There were no discretionary contributions for the six months ended July 31, 1998 and 1997, respectively.

  The plan also provides for a salary deferral plan pursuant to Section 401(k) of the Internal Revenue Code, as amended. The plan requires the Company to contribute 25% of employee's contributions not to exceed 6% of their annual compensation up to $160,000. Participants vest in the Company's contribution at the rate of 20% annually after becoming eligible. Matching contributions under the plan by the Company were $27,000 for the year ended January 31, 1998 and $21,000 and $11,000 for the six months ended July 31, 1998 and 1997, respectively.

9. COMMITMENTS

  The Company has a formal employment agreement with an officer of the Company which extends through February 1999. The agreement provides for a minimum annual salary and a bonus based upon the Company's performance.

  The Company owns land and buildings which it rents to a third party in the form of an operating lease. Future minimum rental income from this noncancelable operating lease as of January 31, 1998 amounted to approximately $58,000 which is expected to be received as follows: 1999, $30,000; 2000, $28,000.

  The Company leases a building from an affiliated company under the terms of a lease expiring on July 31, 1999. The Company guarantees the debt of the affiliated company which was $1,681,000 and $1,635,000 at January 31, 1998 and July 31, 1998, respectively. Additionally, the Company has commitments under an operating lease, expiring in 2002, with Fleet Capital Corporation for an aircraft. The lease provides the Company with certain end of term rights and early purchase options. The following is a schedule of all future minimum lease payments:

                        MCCLINCH, INC. AND SUBSIDIARIES

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JULY 31, 1998 AND 1997 IS
                                  UNAUDITED)

      FISCAL YEAR
      -----------
       1999............................................................ $441,000
       2000............................................................  279,000
       2001............................................................  116,000
       2002............................................................   89,000
                                                                        --------
                                                                        $925,000
                                                                        ========

  Total rent expense was $329,000, $165,000 and $165,000 for the year ended January 31, 1998 and the six months ended July 31, 1998 and 1997, respectively.

10. SUBSEQUENT EVENT (UNAUDITED)

  On September 1, 1998, United Rentals, Inc. acquired all of the outstanding shares of common stock of the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
McClinch Equipment Services, Inc:

  We have audited the accompanying balance sheet of McClinch Equipment Services, Inc. as of December 31, 1997, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McClinch Equipment Services, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Stamford, Connecticut
March 6, 1998.

                       MCCLINCH EQUIPMENT SERVICES, INC.

                                 BALANCE SHEETS

                                                      DECEMBER 31,  JUNE 30,
                                                          1997        1998
                                                      ------------ -----------
                                                                   (UNAUDITED)
                       ASSETS:
Cash and cash equivalents............................ $   314,000  $   439,000
Accounts receivable, less allowance for doubtful
 accounts of $75,000.................................   3,611,000    2,839,000
State income taxes receivable........................       1,000        6,000
Inventories..........................................     354,000      459,000
Net investment in sales-type leases (Note 2).........      49,000      130,000
Fixed assets, net (Note 3)...........................  18,631,000   22,859,000
Other assets.........................................      29,000       25,000
Due from related parties.............................     151,000          --
                                                      -----------  -----------
  Total assets....................................... $23,140,000  $26,757,000
                                                      ===========  ===========
                    LIABILITIES:
Notes payable (Note 4)............................... $16,200,000  $18,021,000
Accounts payable and accrued expenses................   1,237,000    1,193,000
Due to related parties...............................         --       822,000
Deferred state income taxes (Note 6).................     500,000      556,000
                                                      -----------  -----------
  Total liabilities..................................  17,937,000   20,592,000
                                                      -----------  -----------
Commitments (Note 8)

                STOCKHOLDERS' EQUITY:
Common stock, no par value; authorized, 6,000 shares;
 issued and outstanding, 100 shares...................         --          --
Additional paid-in capital............................      10,000      10,000
Retained earnings.....................................   5,193,000   6,155,000
                                                       ----------- -----------
  Total stockholders' equity..........................   5,203,000   6,165,000
                                                       ----------- -----------
  Total liabilities and stockholders' equity.......... $23,140,000 $26,757,000
                                                       =========== ===========


    The accompanying notes are an integral part of the financial statements.

                       MCCLINCH EQUIPMENT SERVICES, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                           SIX MONTHS ENDED
                                            YEAR ENDED         JUNE 30,
                                           DECEMBER 31,  ----------------------
                                               1997         1998        1997
                                           ------------  ----------  ----------
                                                              (UNAUDITED)
Revenues:
  Equipment rentals and service........... $12,141,000   $6,626,000  $5,036,000
  Sales...................................   4,759,000    2,415,000   2,426,000
                                           -----------   ----------  ----------
                                            16,900,000    9,041,000   7,462,000
                                           -----------   ----------  ----------
Cost of equipment rentals and service
 (Note 5).................................   6,520,000    3,911,000   2,994,000
Cost of sales.............................   3,642,000    1,852,000   1,859,000
                                           -----------   ----------  ----------
    Gross profit..........................   6,738,000    3,278,000   2,609,000
Selling expenses (Note 5).................   1,540,000      690,000     663,000
General and administrative expenses (Note
 5).......................................   2,445,000      966,000     627,000
                                           -----------   ----------  ----------
                                             2,753,000    1,622,000   1,319,000
Other income (expense):
  Other income............................     410,000       39,000     207,000
  Interest income.........................      56,000       12,000      23,000
  Interest expense........................  (1,167,000)    (651,000)   (509,000)
                                           -----------   ----------  ----------
    Income before provision for state in-
     come taxes...........................   2,052,000    1,022,000   1,040,000
Provision for state income taxes:
  Current.................................       7,000        4,000       2,000
  Deferred................................     100,000       56,000      68,000
                                           -----------   ----------  ----------
    Net income............................   1,945,000      962,000     970,000
Retained earnings, beginning of period....   3,248,000    5,193,000   3,248,000
                                           -----------   ----------  ----------
    Retained earnings, end of period...... $ 5,193,000   $6,155,000  $4,218,000
                                           ===========   ==========  ==========


    The accompanying notes are an integral part of the financial statements.

                       MCCLINCH EQUIPMENT SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                                          SIX MONTHS ENDED
                                          YEAR ENDED          JUNE 30,
                                         DECEMBER 31,  ------------------------
                                             1997         1998         1997
                                         ------------  -----------  -----------
                                                             (UNAUDITED)
Cash flows from operating activities:
  Net income............................ $ 1,945,000   $   962,000  $   970,000
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation........................   3,215,000     1,987,000    1,476,000
    Gain on sale of equipment...........    (180,000)     (115,000)     (76,000)
    Deferred state income taxes.........     100,000        56,000       68,000
                                         -----------   -----------  -----------
                                           5,080,000     2,890,000    2,438,000
  Changes in assets and liabilities:
    Accounts receivable.................  (1,460,000)      772,000       30,000
    State income taxes receivable.......       1,000        (5,000)      (4,000)
    Inventories.........................      (2,000)     (105,000)      60,000
    Other assets........................      (9,000)        4,000          --
    Accounts payable and accrued
     expenses...........................     449,000       (44,000)      91,000
    Due to related parties..............    (243,000)      973,000      124,000
                                         -----------   -----------  -----------
      Net cash provided by operating
       activities.......................   3,816,000     4,485,000    2,739,000
                                         -----------   -----------  -----------
Cash flows from investing activities:
  Acquisition of property and rental
   equipment............................  (8,814,000)   (6,425,000)  (5,550,000)
  Net investment in sales-type leases...      26,000       (81,000)      33,000
  Proceeds from the sale of equipment...     495,000       325,000      200,000
                                         -----------   -----------  -----------
      Net cash used in investing
       activities.......................  (8,293,000)   (6,181,000)  (5,317,000)
                                         -----------   -----------  -----------
Cash flows from financing activities:
  Borrowings under line of credit.......   8,750,000     5,800,000    5,500,000
  Repayments under line of credit.......  (4,050,000)   (3,979,000)  (2,000,000)
                                         -----------   -----------  -----------
      Net cash provided by financing
       activities.......................   4,700,000     1,821,000    3,500,000
                                         -----------   -----------  -----------
      Net increase in cash and cash
       equivalents......................     223,000       125,000      922,000
Cash and cash equivalents, beginning of
 period.................................      91,000       314,000       91,000
                                         -----------   -----------  -----------
      Cash and cash equivalents, end of
       period........................... $   314,000   $   439,000  $ 1,013,000
                                         ===========   ===========  ===========
Supplemental disclosures of cash flow
 information:
  Cash paid during the period for:
   Interest............................. $ 1,131,000   $   648,000  $   491,000
   State income taxes...................       6,000         9,000        6,000

    The accompanying notes are an integral part of the financial statements.

                       MCCLINCH EQUIPMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 IS
                                  UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Company's Business:

  McClinch Equipment Services, Inc. (the "Company") is an exclusive dealer for JLG Industries in New Jersey, Delaware, Maryland, Washington D.C., and Northern Virginia. The Company also has distribution agreements with other manufacturers in New Jersey, Delaware, Maryland, Pennsylvania, Washington, D.C. and Virginia. Revenues are derived principally from the rental of aerialift equipment and material handling equipment and the sale of new and used aerialift equipment to a diversified customer base including contractors and other users.

 Basis of Presentation:

  The balance sheet is presented on an unclassified basis since it more properly reflects the Company's operations as an equipment rental company.

 Interim Financial Statements:

  The accompanying balance sheet at June 30, 1998, and the statements of income and retained earnings and cash flows for the six month periods June 30, 1998 and 1997 are unaudited and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments necessary to present fairly the information set forth therein, which consists solely of normal recurring adjustments. The results of operations for such interim periods are not necessarily indicative of results for the full year.

 Revenue Recognition:

  a. Operating Leases. Rental revenue is recognized over the lease term (generally less than one year) as earned.

  b. Sales-Type Leases: Sales are recorded at amounts equal to the present value of the minimum lease payments at the inception of the lease. The unearned interest income represents the difference between the minimum lease payments and the present value of such payments. Such interest income is recognized over the life of the lease using the interest method.

 Cash and Cash Equivalents:

  Cash and cash equivalents consist primarily of cash in banks and temporary cash investments with original maturities of less than 90 days. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

 Inventories:

  Inventories, consisting principally of aerialift equipment and related spare parts, are recorded at the lower of first-in, first-out cost or market.

 Fixed Assets:

  Fixed assets, consisting principally of the Company's fleet of aerialift equipment, primarily held for rental under operating leases, is stated at cost and is depreciated using the straight-line method over the following estimated useful lives: rental equipment, shop equipment, furniture and fixtures and computer equipment, 7 years; vehicles, 5 years; and leasehold improvements, over the remaining term of the lease.

                       MCCLINCH EQUIPMENT SERVICES, INC.

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 IS
                                  UNAUDITED)

  Upon retirement or sale, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are included in income.

 Income Taxes:

  The Company has elected to be taxed as a Small Business Corporation under the Internal Revenue Code. Under this regulation the Company's income is reported for federal income tax purposes by the stockholders on their individual tax returns. Accordingly, the financial statements reflect no provision or liability for federal income taxes.

  The small business corporation election can be made in some of the states in which the Company does business and accordingly, the financial statements only reflect state income tax provisions for the states in which the election can not be made.

  The Company recognizes deferred tax assets and liabilities for the expected future state tax consequences of events that have been recognized in the Company's financial statements or state tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. A valuation allowance is established when it is more likely than not that deferred tax assets will not be realized.

 Estimates:

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Reclassifications:

  Certain amounts have been reclassified between balance sheet accounts in the current year to more properly reflect the nature of the item.

2. SALES-TYPE LEASES

  The net investment in sales-type leases consists of the following:

                                                          DECEMBER 31, JUNE 30,
                                                              1997       1998
                                                          ------------ --------
   Minimum lease payments receivable.....................   $53,000    $145,000
     Less, Unearned interest income......................    (4,000)    (15,000)
                                                            -------    --------
   Net investment in sales-type leases...................   $49,000    $130,000
                                                            =======    ========

  All future minimum lease payments are receivable during 1998 and 1999.

                       MCCLINCH EQUIPMENT SERVICES, INC.

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 IS
                                  UNAUDITED)


3. FIXED ASSETS

  Fixed assets consist of the following:

                                                        DECEMBER
                                                           31,       JUNE 30,
                                                          1997         1998
                                                       -----------  -----------
   Land and building.................................. $       --   $   242,000
   Rental equipment...................................  24,854,000   30,325,000
   Vehicles...........................................   1,043,000    1,246,000
   Shop equipment.....................................      35,000       79,000
   Office equipment...................................      28,000       31,000
   Leasehold improvements.............................         --        32,000
                                                       -----------  -----------
                                                        25,960,000   31,955,000
     Less, Accumulated depreciation...................  (7,329,000)  (9,096,000)
                                                       -----------  -----------
                                                       $18,631,000  $22,859,000
                                                       ===========  ===========

4. NOTES PAYABLE

  The Company has available a revolving line of credit with a bank syndicate totaling the lesser of $28,000,000 or an amount based on eligible accounts receivable, parts inventory, new equipment inventory, vehicles and rental equipment. The unused portion of the line of credit was $11,800,000 and $9,979,000 at December 31, 1997 and June 30, 1998, respectively.

  At December 31, 1997, the outstanding balance bears interest at fluctuating 30-day LIBOR rate plus 2 1/4% (8.2% at December 31, 1997). Effective in January 1998, the outstanding balance bears interest at the fluctuating 30-day LIBOR rate plus 1 3/4% (7.4% at June 30, 1998) and the Company pays a commitment fee of 1/4% per annum on the unused portion of the line of credit. The Company has the option to borrow additional funds and/or convert all or a portion of the outstanding balance to a fluctuating interest rate equal to the lender's prime rate plus 1/2% or a fixed LIBOR rate plus 1 3/4% for 90, 180 or 360 days.

  The line of credit terminates on November 30, 1999 and extends automatically every six months unless either party gives written notice to the other. Upon termination or default, amounts outstanding under this line of credit convert to a note which is payable in 48 monthly installments.

  Although there are no fixed payments on the principal, the Company expects the aggregate maturities of debt outstanding at December 31, 1997 to approximate the following:

      1998........................................................... $4,050,000
      1999...........................................................  4,050,000
      2000...........................................................  4,050,000
      2001...........................................................  4,050,000

  Substantially all of the assets of the Company have been pledged as collateral under the debt agreement. In addition, an affiliate of the Company has guaranteed this debt.

  The lenders require, among other terms, that the Company and its affiliate on a combined basis meet certain financial ratios and obtain approval prior to issuing of advances or loans to stockholders or officers which exceed certain amounts, as defined.

                       MCCLINCH EQUIPMENT SERVICES, INC.

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 IS
                                  UNAUDITED)


5. RELATED PARTY TRANSACTIONS

  An affiliate (through common ownership) provides services to the Company in connection with its operations. The primary expenses, which are incurred and paid by the affiliate and allocated to the Company, include salaries ($1,750,000 for the year ended December 31, 1997 and $500,000 and $330,000 for the six months ended June 30, 1998 and 1997, respectively, included in general and administrative expenses) and spare parts inventory, trucking services and insurance expenses ($850,000, for the year ended December 31, 1997, and $430,000 and $361,000 for the six months ended June 30, 1998 and June 30, 1997, respectively, included in cost of equipment rentals and service).

  The Company rents equipment to the affiliate under an informal equipment sharing agreement for ultimate rental to the affiliate's customers in New York and Connecticut. In addition, the Company rents equipment from the affiliate for ultimate rental to customers in its operating areas. The net revenue earned (included in equipment rentals and service revenues) by the Company under these arrangements for the year ended December 31, 1997 was $178,000 and $239,000 and $230,000 for the six months ended June 30, 1998 and 1997, respectively.

  The Company purchased used rental equipment from an affiliate for ultimate sale to unrelated third parties amounting to $964,000 for the year ended December 31, 1997 and $574,000 and $739,000 for the six months ended June 30, 1998 and 1997, respectively. Additionally, the Company sold used rental equipment to the affiliate for ultimate sale to unrelated third parties. The selling price of such equipment amounted to $239,000 for the year ended December 31, 1997 and $78,000 and $138,000 for the six months ended June 30, 1998 and 1997, respectively.

  These transactions are settled in the normal course of business.

6. INCOME TAXES

  Deferred state income taxes are recorded to reflect primarily the tax consequences on future years of temporary differences between the tax bases of assets and liabilities, principally fixed assets and accounts receivable, and their financial reporting amounts at each year-end and for tax operating loss carryforwards.

  The components of deferred state tax assets and liabilities are as follows:

                                                        DECEMBER 31, JUNE 30,
                                                            1997       1998
                                                        ------------ ---------
   Deferred tax assets:
     Net operating loss carryforward...................  $  22,000   $  22,000
     Accounts receivable...............................      5,000       5,000
   Deferred tax liabilities:
     Fixed assets......................................   (377,000)   (433,000)
     Other.............................................   (150,000)   (150,000)
                                                         ---------   ---------
                                                         $(500,000)  $(556,000)
                                                         =========   =========

  No valuation allowance has been recognized for deferred tax assets. The Company has various state net operating loss carryforwards at December 31, 1997 of approximately $357,000 which expire from 2002 through 2012.

                       MCCLINCH EQUIPMENT SERVICES, INC.

 (ALL INFORMATION AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997 IS
                                  UNAUDITED)


7. PROFIT-SHARING PLAN

  The Company participates in a profit sharing plan with its affiliates which provides for a discretionary contribution to a trust fund based on the Company's net income for the year, to be allocated to all eligible employees based on their proportional compensation. Nonunion employees are eligible for participation in the plan after the completion of one year of service, provided they have also reached age 21. After becoming eligible, employees vest at an annual rate of 20%. Discretionary contributions under the plan by the Company were $75,000 for the year ended December 31, 1997. There were no discretionary contributions under the plan by the Company for the six months ended June 30, 1998 and 1997.

  The plan also provides for a salary deferral plan pursuant to Section 401(k) of the Internal Revenue Code, as amended. The plan requires the Company to contribute an amount equal to 25% of employees' contributions not to exceed 6% of their annual compensation up to $160,000. Participants vest in the Company's contribution at the rate of 20% annually after becoming eligible. Matching contributions under the plan by the Company were $12,000 for the year ended December 31, 1997 and $9,000 for the six months ended June 30, 1998 and 1997.

8. COMMITMENTS

  The Company leases buildings in Delaware, Virginia, Maryland and New Jersey from unrelated parties in the form of operating leases which expire in 1998 and 1999. Total future minimum lease payments of $190,000 are as follows:
1998, $163,000; and 1999, $27,000. In addition, the Company leases buildings in New Jersey and Virginia on a month-to-month basis. Total rent expense of $243,000 was incurred for the year ended December 31, 1997 and $135,000 and $110,000 for the six months ended June 30, 1998 and 1997, respectively.

9. SUBSEQUENT EVENT (UNAUDITED)

  On September 1, 1998, United Rentals, Inc. acquired all of the outstanding shares of common stock of the Company.

                             UNITED RENTALS, INC.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)


   The accompanying unaudited pro forma consolidated balance sheet of the Company as of June 30, 1998 gives effect to the acquisition of McClinch Inc. and Subsidiaries and McClinch Equipment Services, Inc. (collectively, "McClinch") and Equipment Supply Co., and affiliates ("Equipment Supply") completed by the Company subsequent to such date and the financing of each such acquisition, as if all such transactions had occurred on June 30, 1998.

   The accompanying unaudited pro forma consolidated statements of operations of the Company for the year ended December 31, 1997, gives effect to the acquisition of Access Rentals, Inc. and affiliates, BNR Equipment Ltd. and affiliates, (the "BNR Group"), Mission Valley Rentals, Inc., Power Rental Co., Inc. ("Power"), McClinch and Equipment Supply (the "Acquired Companies") and the financing thereof, as if all such transactions had occurred at the beginning of the period. The accompanying unaudited pro forma consolidated statements of operations of the Company for the six months ended June 30, 1998, gives effect to the acquisition of Access Rentals, Inc. and affiliates, Power, McClinch and Equipment Supply and the financing thereof, as if all such transactions had occurred at the beginning of the period.

   The pro forma consolidated financial statements are based upon certain assumptions and estimates, which are subject to, change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected results in the future.

   The pro forma consolidated financial statements should be read in conjunction with the Company's historical Consolidated Financial Statements and related Notes.

                             UNITED RENTALS, INC.

                     PRO FORMA CONSOLIDATED BALANCE SHEETS

                                 JUNE 30, 1998

                                  (UNAUDITED)

                                                                  McCLINCH          EQUIPMENT
                             UNITED          McCLINCH INC.        EQUIPMENT     SUPPLY CO., AND    PRO FORMA           PRO FORMA
                          RENTALS, INC.    AND SUBSIDIARIES    SERVICES, INC.      AFFILIATES      ADJUSTMENTS        CONSOLIDATED
                          -------------    ----------------    --------------   ---------------   -------------      ---------------
ASSETS
Cash and cash             $  5,486,092       $   697,000       $   439,000      $  1,784,124      $  (2,920,124) (a)  $    5,486,092
 equivalents
Accounts receivable, net    67,202,625         4,697,000         2,839,000        16,528,382                              91,267,007
Inventory                   33,255,606         1,276,000             6,000         4,507,505                              39,045,111
Rental equipment, net      298,956,195        18,513,000        21,809,000       111,617,692          4,677,360  (b)     455,573,247
Property and equipment,
 net                        32,349,116         2,650,000         1,050,000         5,267,210            220,290  (c)      41,536,616

Intangible assets, net     429,027,657                                             3,639,033        171,285,833  (d)     603,952,523
Prepaid expenses and
 other assets               22,887,178           997,000           614,000         7,022,229                              31,520,407
                          ------------       -----------       -----------      -------------      ------------       --------------

TOTAL ASSETS              $889,164,469       $28,830,000       $26,757,000      $150,366,175       $173,263,359       $1,268,381,003
                          ============       ===========       ===========      ============       ============       ==============

LIABILITIES AND
 STOCKHOLDERS' EQUITY
Accounts payable          $ 55,855,965       $ 1,334,000       $ 1,193,000      $ 3,648,493                           $   62,031,458
Debt                       389,181,344        14,083,000        18,021,000       94,818,830       $(126,922,830) (e)     737,866,776
                                                                                                    348,685,432  (f)
Accrued expenses and
 other liabilities          25,732,994         2,915,000         1,378,000       13,878,459                               43,904,453
                          ------------       -----------       -----------      ------------       ------------       --------------

TOTAL LIABILITIES          470,770,303        18,332,000        20,592,000      112,345,782         221,762,602          843,802,687

                           ------------       -----------      -----------      ------------       ------------       --------------

Stockholders'
Equity
Common stock                   341,921                                                1,500             (1,500)  (g)         341,924
                                                                                                             3   (h)
Additional paid-in
Capital                    409,817,333          (592,000)          10,000           363,808            218,192   (g)     416,001,480
                                                                                                     6,184,147   (h)
Retained earnings
(deficit)                    8,234,912        11,090,000        6,155,000        37,655,085        (54,900,085)  (g)       8,234,912
                          ------------       -----------      -----------       ------------       -----------        --------------

TOTAL STOCKHOLDERS'
 EQUITY                    418,394,166        10,498,000        6,165,000        38,020,393        (48,499,243)          424,578,316
                          ------------       -----------      -----------       ------------       -----------        --------------

Total liabilities and
 stockholders' equity     $889,164,469       $28,830,000      $26,757,000       $150,366,175       $173,263,359       $1,268,381,003
                          ============       ===========      ===========       ============       ============       ==============

The accompanying notes are an integral part of these pro forma Consolidated Financial Statements.

                             UNITED RENTALS, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)


                           UNITED               ACCESS       BNR GROUP        MISSION VALLEY      POWER
                       RENTALS, INC.        RENTALS, INC.  OF COMPANIES        RENTALS, INC.  RENTAL CO. INC.
                       --------------       -------------  ------------       --------------  ----------------
REVENUES
Equipment
Rentals                    $ 7,018,564       $42,316,423     $ 9,402,842        $7,852,751     $35,382,557
Sales of equipment
 and merchandise and
 other revenue               3,614,834         9,942,738      14,612,355           764,920       5,153,898
                          -------------     ------------     -----------       -----------     -----------

Total revenues              10,633,398        52,259,161      24,015,197         8,617,671      40,536,455

Cost of revenues
Cost of equipment
 rentals, excluding
 depreciation                3,203,009        12,415,655       4,662,325         3,436,601      12,677,711
Rental equipment
 depreciation                1,038,947         8,480,016       1,588,710         1,746,340       9,706,225
Cost of sales and
 other operating
 expenses                    2,580,162         8,861,832      10,360,520           517,661       3,648,399
                         -------------       -----------     -----------        ----------     -----------

Total cost of
 revenues                    6,822,118        29,757,503      16,611,555         5,700,602      26,032,335
                         -------------       -----------      ----------       -----------     -----------


Gross profit                 3,811,280        22,501,658       7,403,642         2,917,069      14,504,120
Selling, general and
 administrative
 expenses                    3,311,669        10,439,727       5,402,206         3,062,607      12,146,632
Non-rental
 depreciation and
 amortization                  262,102         1,354,639         104,486            31,695       1,226,484
                         -------------       -----------      ----------       -----------     -----------

Operating income (loss)       237,509        10,707,292       1,896,950          (177,233)      1,131,004
Interest expense              454,072         3,700,559         501,428           433,972       2,344,269

Other (income)
 expense, net                (270,701)         (809,146)                          (61,269)       (370,604)
                         -------------       -----------     ----------       -----------     -----------

Income (loss) before
provision (benefit) for
income taxes                   54,138         7,815,879       1,395,522          (549,936)       (842,661)


Provision (benefit) for
 income taxes                  20,516         2,744,691         458,302           (72,801)
                        -------------       -----------     -----------        ----------     -----------

Net income (loss)         $    33,622       $ 5,071,188     $   937,220         $(477,135)      $(842,661)
                          ===========       ===========     ===========        ==========     ===========

Basic earnings per              $0.00
 share                          =====
Diluted earnings per            $0.00
 share                          =====

                             UNITED RENTALS, INC.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                                  (UNAUDITED)

                                                     McCLINCH         EQUIPMENT
                                McCLINCH INC.       EQUIPMENT      SUPPLY CO. AND    PRO FORMA               PRO FORMA
                              AND SUBSIDIARIES    SERVICES. INC.      AFFILIATES    ADJUSTMENTS            CONSOLIDATED
                              ----------------    --------------   --------------  ------------            -------------
  REVENUES
  Equipment
  Rentals                         $14,159,000       $10,503,000     $78,141,502                              $204,776,639
  Sales of equipment
   and merchandise and
   other revenue                    8,974,000         6,397,000      16,416,661                                65,876,406
                                  -----------       -----------   -------------       -----------           -------------


  TOTAL REVENUES                   23,133,000        16,900,000      94,558,163                              $270,653,045

  Cost of revenues
  Cost of equipment
   rentals, excluding
   depreciation                     5,485,000         1,531,000      23,509,529                                66,920,830
  Rental equipment
   depreciation                     2,843,000         1,279,000      20,397,030      $(8,487,629)   (a)        38,591,639
  Cost of sales and
   other operating
   expenses                         6,187,000         7,352,000      11,362,048                                50,869,622
                                   ----------        ----------     -----------       ------------         --------------


  TOTAL COST OF
   REVENUES                        14,515,000        10,162,000      55,268,607       (8,487,629)             156,382,091
                                   ----------        ----------     -----------      ------------          --------------

  Gross profit                      8,618,000         6,738,000      39,289,556        8,487,629              114,270,954
  Selling, general and
   Administrative
   expenses                         4,574,000         3,982,000      17,874,879       (9,459,138)   (b)        52,040,601
  Non-rental                                                                             706,019    (c)
   depreciation and
   amortization                        46,000             3,000         878,342        6,929,848    (d)        10,836,596
                                    ---------         ---------     -----------      -----------            -------------

  Operating income                  3,998,000         2,753,000      20,536,335       10,310,900               51,393,757
  Interest expense                  1,028,000         1,167,000      11,185,934      (19,809,634)   (e)        34,765,138
  Other (income)                                                                      33,759,538    (f)
   expense, net                      (249,000)         (466,000)     (2,858,438)                               (5,085,158)
                                    ---------         ----------    -----------      -----------            -------------

  Income (loss) before
   provision (benefit) for
   income taxes                     3,219,000         2,052,000      12,208,839       (3,639,004)              21,713,777

  Provision (benefit) for income
   taxes                            1,082,000           107,000       1,242,142        3,320,798   (g)          8,902,648
                                   ----------        ----------     -----------      -----------            -------------
  NET INCOME (LOSS)                $2,137,000        $1,945,000     $10,966,697      $(6,959,802)           $  12,811,129
                                   ==========        ==========     ===========      ============           =============

  Basic earnings per                                                                                                $0.52
   share                                                                                                            =====

  Diluted earnings per                                                                                              $0.48
   share                                                                                                            =====

       The accompanying notes are an integral part of these pro forma consolidated financial statements.

                              UNITED RENTALS, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                                   (UNAUDITED)

                                                                                             McCLINCH
                           UNITED          ACCESS           POWER           McCLINCH INC     EQUIPMENT
                       RENTALS, INC.   RENTALS, INC.   RENTAL CO., INC.   AND SUBSIDIARIES  SERVICES,INC.
                      --------------  --------------  ---------------    ----------------  -------------

REVENUES
Equipment
Rentals                $86,104,719        $2,312,580    $14,108,346        $8,003,000      $5,427,000
Sales of equipment
 and merchandise and
 other revenue          41,246,561           841,485      3,044,141         5,756,000       3,614,000
                        ----------        ----------     -----------       ----------      ----------

TOTAL REVENUES          127,351,280        3,154,065     17,152,487        13,759,000       9,041,000


Cost of revenues
Cost of equipment
 rentals, excluding
 depreciation           35,608,405         1,131,353      6,268,462         3,597,000         985,000

Rental equipment
 depreciation           14,565,250           401,688      5,321,040         1,804,000         785,000

Cost of sales and
 other operating
 expenses               29,938,822           741,458      1,268,710         3,697,000       3,993,000
                        ----------        ----------     -----------       ----------      ----------

TOTAL COST OF
REVENUES                80,112,477         2,274,499     12,858,212         9,098,000       5,763,000
                        -----------       -----------    -----------        ---------      ----------


GROSS PROFIT            47,238,803           879,566      4,294,275         4,661,000       3,278,000
Selling, general and
administrative
expenses                25,101,187           835,763      5,901,982         2,087,000       1,654,000

Non-rental
depreciation and
amortization             3,815,236            22,892        580,867            25,000           2,000
                        -----------       -----------    -----------        ---------      ----------

Operating income (loss) 18,322,380            20,911     (2,188,574)        2,549,000       1,622,000

Interest expense         4,936,708           147,387      1,298,331           483,000         651,000
Other (income)
expense, net              (527,547)          (52,224)      (155,031)          (37,000)        (51,000)

                         ---------           --------    -----------        ----------     ---------

Income (loss) before
provision (benefit)
 for income taxes       13,913,219           (74,252)    (3,331,874)        2,103,000       1,022,000


Provision (benefit) for
income taxes             5,693,143                                            875,000          60,000
                        ----------           --------    -----------        ----------     ----------


NET INCOME (LOSS)       $8,220,076          $(74,252)   $(3,331,874)       $1,228,000        $962,000
                        ==========          =========   ============       ===========     ==========

Basic earnings per
 share                       $0.27
                             =====
Diluted earnings per
 share                       $0.23
                             =====


                          EQUIPMENT
                          SUPPLY CO.      PRO FORMA      PRO FORMA
                        AND AFFILIATES   ADJUSTMENTS    CONSOLIDATED
                       --------------   -----------    ------------
REVENUES
Equipment
Rentals                 $34,381,555                     150,337,200
Sales of equipment
 and merchandise and
 other revenue            8,958,359                      63,460,546

                        -----------      -----------    -----------
TOTAL REVENUES           43,339,914                     213,797,746


Cost of revenues
Cost of equipment
 rentals, excluding
 depreciation            12,528,730                      60,118,950

Rental equipment
 depreciation            10,368,052     $(3,960,246)(a)  29,284,784

Cost of sales and
 other operating
 expenses                 7,267,160                      46,906,150
                        -----------      -----------    -----------


TOTAL COST OF
REVENUES                 30,163,942       (3,960,246)   136,309,884
                         ----------      -----------    -----------


GROSS PROFIT             13,175,972        3,960,246     77,487,862
Selling, general and
administrative
expenses                 9,672,514        (3,424,470)(b) 41,840,069
                                              12,093 (c)
Non-rental
depreciation and
amortization               358,520         2,779,404 (d)  7,583,919
                         ----------      -----------    -----------


Operating income (loss   3,144,938         4,593,219     28,063,874

Interest expense         4,220,244        (6,168,620)(e) 20,507,808
Other (income)                            14,939,758 (f)
expense, net             (198,381)                       (1,021,183)
                         ---------        ----------    -----------

Income (loss) before
provision (benefit)
 for income taxes        (876,925)        (4,177,919)    8,577,249


Provision (benefit) fo
income taxes
                       (2,637,684)           850,757 (g) 4,841,216
                       ----------         ----------    ----------


NET INCOME (LOSS)       $1,760,759        $5,028,676    $3,736,033
                        ==========        ===========   ==========

Basic earnings per
 share                                                       $0.11
                                                             =====
Diluted earnings per
 share                                                       $0.09
                                                             =====

  The accompanying notes are an integral part of these pro forma consolidated financial statements.

                             UNITED RENTALS, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

   1.   BACKGROUND


        The Company is a large geographically diversified equipment rental company with operations in the United States and Canada. The Company rents a broad array of equipment to a diverse customer base that includes construction industry participants, industrial companies, homeowners and other individuals. The Company also sells rental equipment, acts as a distributor for certain new equipment, and sells related merchandise and parts.


   2.   HISTORICAL FINANCIAL STATEMENTS

        The historical financial data presented in the pro forma consolidated balance sheet represent the financial position of the Company, McClinch and Equipment Supply as of June 30, 1998.

        The historical financial data presented for the year ended December 31, 1997 in the pro forma consolidated statements of operations represent the results of operations of (i) the Company for the period from August 14, 1997 (inception) to December 31, 1997 and (ii) each of the Acquired Companies for the year ended December 31, 1997.

        The historical financial data presented in the pro forma consolidated statements of operations for the six months ended June 30, 1998 represent the results of operations of (i) the Company, Equipment Supply and McClinch for the six months ended June 30, 1998 and (ii) Access Rentals,Inc. and affiliate for the period from January 1, 1998 to January 21, 1998(date of acquisition) and (iii) Power for the period from April 1, 1998 through June 8, 1998 (date of acquisition). BNR Group and Mission Valley Rentals, Inc. were acquired effective
        January 1, 1998.

        The data in these Pro Forma consolidated financial Statements are derived from the respective financial statements of the Company and each of the Acquired Companies.

        The historical financial statements of the BNR Group are stated in Canadian dollars and prepared in accordance with Canadian generally accepted accounting principles. The historical financial data for the BNR Group presented in these pro forma onsolidated financial statements reflect the translation of these statements into US dollars and have been adjusted to conform to US generally accepted accounting principles.

   3.   ACQUISITIONS

        The aggregate consideration paid by the Company for McClinch and Equipment Supply (the "Acquisition Consideration") was $230.9 million and consisted of approximately $224.7 million in cash and 305,334 shares of Common Stock.

        Based upon management's preliminary estimates, it is estimated that the carrying value of the assets and liabilities of McClinch and Equipment supply approximates fair value, with the exception of rental equipment and other property and equipment, which required adjustments to reflect fair market value. The following table presents the allocation of purchase prices of McClinch and Equipment Supply:

                                                    EQUIPMENT
                                                 SUPPLY CO., AND
                                 McCLINCH           AFFILIATES        TOTAL
                             ---------------     --------------   ------------

Purchase price                $   97,175,192      $ 133,691,684   $230,866,876
Net assets acquired               16,663,000         38,020,393     54,683,393
Fair value adjustments:
  Rental equipment                 2,116,642          2,560,718      4,677,360
  Property and
     Equipment                       (12,500)           232,790        220,290
                              --------------     ---------------  -------------
Intangibles recognized        $   78,408,050      $  92,877,783   $171,285,833
                              ==============     ===============  =============


   4.  PRO FORMA ADJUSTMENTS

   Balance sheet adjustments:

   a. Records the portion of the Acquisition Consideration and debt repayment paid from available cash on hand.

   b.  Adjusts the carrying value of rental equipment to fair market value.

   c. Adjusts the carrying value of property and equipment to fair market value.

   d. Records the excess of the Acquisition Consideration over the estimated fair value of net assets acquired.

   e.  Records the repayment of certain indebtedness of Power and Equipment
       Supply.


   f. Records the portion of the Acquisition Consideration and debt repayment funded by borrowing under the Company's credit facility.

   g. Records the elimination of the stockholders' equity of McClinch and Equipment Supply.

   h. Records the portion of the Acquisition Consideration paid in the form of Common Stock.

   Statement of operations adjustments:

   a. Adjusts the depreciation of rental equipment and other property and equipment based upon adjusted carrying values utilizing the following lives(subject to a salvage value ranging from 0 to 10%):

        Rental equipment...............................2-10 years
        Other property and equipment ..................2-15 years

   b. Adjusts the compensation to former owners and executives of the Acquired Companies to current levels of compensation.

   c. Adjusts the lease expense for real estate utilized by the Acquired Companies to current lease agreements.

   d. Records the amortization of the excess of cost over net assets acquired attributable to the acquisitions of the Acquired Companies using an estimated life of 40 years.

   e. Eliminates interest expense related to the outstanding indebtedness of the Acquired Companies which was repaid by the Company.

   f. Records interest expense relating to the portion of the Acquisition Consideration funded through borrowing under the Company's credit facility using a rate per annum of 7%.

   g.  Records a provision for income taxes at an estimated rate of 41%.


   5.   EARNINGS PER SHARE

Earnings per share is calculated by dividing the net income by the weighted average outstanding shares during the period. The weighted average outstanding shares during the periods are calculated as follows:

                                                          December 31, 1997             June 30, 1998
                                                          -----------------             --------------
Basic:
Shares outstanding                                              23,899,119                 34,192,085
Shares issued for acquisitions                                     866,384                    305,334
                                                            ---------------              -------------
                                                                24,765,503                 34,497,419
                                                            ===============              =============

Dilutive:
Shares outstanding
Shares issued for acquisitions                                  23,899,119                 34,192,085
Common stock equivalents (based on the initial public              866,384                    305,334
 offering price of $13.50 per share for 1997)                    1,792,942                  5,122,060
                                                            --------------               ------------

                                                                26,558,445                 39,619,479
                                                            ===============              =============